EXHIBIT 1


                             JOINT FILING AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the common shares, without par value, of Birch Mountain Resources Ltd. is being filed on behalf of each of the undersigned in accordance with Rule 13d 1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: August 1, 2008

                                TRICAP PARTNERS LTD.

                                By: /s/ Jim Reid
                                    ---------------------------------------
                                    Name: Jim Reid
                                    Title: Vice President



                                BRASCAN ASSET MANAGEMENT HOLDINGS LIMITED

                                By: /s/ George Myhal
                                    ---------------------------------------
                                    Name: George Myhal
                                    Title: Vice President



                                BROOKFIELD ASSET MANAGEMENT INC.

                                By: /s/ George Myhal
                                    ---------------------------------------
                                    Name: George Myhal
                                    Title: Vice President